UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 11, 2016

FREQUENCY ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8061	11-1986657
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Charles Lindbergh Blvd., Mitchel Field, NY		11553
(Address of principal executive offices)		(Zip Code)

(516) 794-4500
(Registrant's telephone number, including area code)

NONE
   (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders

On November 10, 2016, Frequency Electronics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  As of September 30, 2016, the record date for the Annual Meeting, there were 8,780,489 shares of Common Stock of the Company entitled to vote at the Annual Meeting.  A total of 6,945,267 shares or 79% of the shares of Common Stock entitled to vote at the Annual Meeting were represented in person or by proxy and the stockholders:
•	elected each of the Company’s nominees for director to serve for terms of one year and until their successors are elected and qualified,
•	ratified the appointment of EisnerAmper LLP as the Company’s independent auditors for fiscal year 2016, and
•	approved, on a non-binding basis, the Company’s executive compensation plan.

The voting results at the Annual Meeting were as follows:

1.	Election of the following eight directors:

DIRECTOR	FOR	AGAINST	WITHHELD	BROKER NON-VOTES
Martin B. Bloch	4,166,445	0	1,246,644	1,532,178
Joel Girsky	4,154,345	0	1,258,744	1,532,178
S. Robert Foley, Jr.	4,150,345	0	1,262,744	1,532,178
Richard Schwartz	4,153,945	0	1,259,144	1,532,178
Dr. Stanton D. Sloane	5,232,788	0	180,301	1,532,178
Russel Sarachek	5,249,443	0	163,646	1,532,178
General Lance Lord	5,216,029	0	197,060	1,532,178
Ryan Levenson	5,223,703	0	189,386	1,532,178

2.	Ratification of the appointment of EisnerAmper LLP as the Company’s independent auditors for fiscal year 2016.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,798,653	137,582	9,032	0

3.	Non-binding advisory vote on executive compensation.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,197,758	145,820	69,511	1,532,178

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREQUENCY ELECTRONICS, INC.

	By:	/s/ Steven Bernstein
Steven Bernstein
Chief Financial Officer
Dated: November 14, 2016